EXHIBIT 10.1

AMENDMENT NO. 3
TO THIRD AMENDED AND RESTATED NOTE PURCHASE AND SHELF AGREEMENT

This AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED NOTE PURCHASE AND SHELF AGREEMENT is made as of October 26, 2012 (this “Amendment”), among NN, INC., a Delaware corporation (the “Company”), certain of its subsidiaries named below (the “Guarantors” and collectively with the Company, each an “Obligor”), The Prudential Insurance Company of America (together with its successors and assigns, “Prudential”) and the other holders of the Notes from time to time party to the Note Agreement (as defined below) (collectively, and together with their successors and assigns, the “Noteholders”).

WITNESSETH:

    WHEREAS, the Company, the Guarantors and the Noteholders are parties to a certain Third Amended and Restated Note Purchase and Shelf Agreement, dated as of December 21, 2010, (as amended by that certain Amendment No. 1 to Third Amended and Restated Note Purchase and Shelf Agreement dated as of September 30, 2011 and that certain Amendment No. 2 to Third Amended and Restated Note Purchase and Shelf Agreement dated as of December 20, 2011 and as heretofore further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”);

 WHEREAS, the Company has requested that the Noteholders make certain amendments to the Note Agreement, and subject to the terms and conditions set forth herein, the Noteholders are willing to do so;

 NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Guarantors and the Noteholders do hereby agree as follows:

SECTION 1.	DEFINED TERMS.

  Each term used and not otherwise defined herein shall have the meaning ascribed to such term in the Note Agreement.

SECTION 2.	AMENDMENTS.

2.1 Amendment to Section 9.9.  Section 9.9 of the Note Agreement is hereby amended by replacing subsection (j) of such Section in its entirety with the following:

(j)                   promptly notify the holders of the Notes in writing upon the creation by any Obligor of a Deposit Account (other than an Excluded Account) and provide for the execution of a Control Agreement with respect thereto, if required by the Required Holders; and

2.2 Amendments to Section 10.2.  Section 10.2 of the Note Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 10.2      Leverage Ratio. The Obligors shall not permit the Leverage Ratio, determined at the end of each quarterly fiscal period of the Company for the four fiscal quarter period ending on such date, taken as a single accounting period, to be greater than 2.75 to 1.00.

2.3 Amendments to Section 10.4.  Section 10.4 of the Note Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 10.4        Fixed Charges Coverage Ratio:  The Company shall not suffer or permit as of the last day of any fiscal quarter the Fixed Charges Coverage Ratio to be less than 1.00 to 1.00.

2.4           Amendments to Section 10.9.  Section 10.9 of the Note Agreement is hereby amended by replacing subsections (c), (g), (h) and (k) of such Section in their entirety with the following new subsections (c), (g), (h) and (k):

(c)           the Debt existing on the Third Amendment Effective Date, in addition to other Debt permitted to be incurred pursuant to this Section 10.9, as set forth in Schedule 10.9 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Third Amendment Effective Date);

(g)           Reserved;

(h)           other unsecured Debt (including unsecured Subordinated Debt that is subordinated to the Obligations and subject to a Subordination Agreement that includes terms no less favorable to the holders of the Notes than those set forth on Exhibit 10.9(h) hereto, provided that the documentation of such provisions are in form satisfactory to the Required Holders), in addition to the Debt listed above, in an aggregate principal amount for all Obligors not to exceed Ten Million Dollars ($10,000,000) at any time outstanding;

(k)           Reserved;

2.5          Amendment to Section 10.10.  Section 10.10 of the Note Agreement is hereby amended by replacing subsections (e) and (f) of such Section in their entirety with the following:

(e)           any Lien of the Collateral Agent, for the benefit of the Bank Lenders and the holders of the Notes;

(f)            the Liens existing on the Third Amendment Effective Date as set forth in Schedule 10.10 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased;

2.6           Amendment to Section 10.13.  Section 10.13 of the Note Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 10.13         Acquisitions. Neither the Company nor any Subsidiary shall effect an Acquisition; provided that, so long as no Default or Event of Default shall exist prior to or after giving pro forma effect thereof, the Company and its Subsidiaries may make an Acquisition so long as:

(a)	in the case of a merger, amalgamation or other combination including the Company, the Company shall be the surviving entity;

(b)           in the case of a merger, amalgamation or other combination including a Guarantor (other than the Company), the Guarantor shall be the surviving entity;

(c)           the business to be acquired shall be similar to the lines of business of the Company and its Subsidiaries or reasonably related and/or complementary or ancillary to such lines of business and reasonable extensions and expansions thereof;

(d)           the Company and its Subsidiaries shall be in full compliance with the Financing Agreements both prior to and subsequent to the transaction;

(e)           Reserved;

(f)            such Acquisition shall not be actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired; and

(g)           if the aggregate Consideration for such Acquisition is equal to or greater than Two Million Five Hundred Thousand Dollars ($2,500,000), the Company shall have provided to the holders of the Notes, at least ten (10) days prior to such Acquisition, a certificate of a Senior Financial Officer of the Company showing that, both before and after giving Acquisition Pro Forma Effect to the proposed Acquisition, the Leverage Ratio, as determined for the most recently completed four fiscal quarters of the Company, shall not exceed 2.50 to 1.00.

2.7   Amendment to Section 10.14.  Section 10.14 of the Note Agreement is hereby amended by replacing such Section in its entirety with the following:

10.14       Restricted Payments.  Neither the Company nor any of its Subsidiaries shall make or commit itself to make any Restricted Payment at any time, except that if, both before and after giving pro forma effect to such Restricted Payment, no Default or Event of Default shall exist and the Fixed Charges Coverage Ratio, as determined for the most recently completed four fiscal quarters of the Company for which financial statements have been delivered to the holders of the Notes, shall be at least equal to 1.00 to 1.00:

(a)           the Company may make regularly scheduled payments of interest, commitment fees and letter of credit fees, with respect to Debt incurred under the Credit Agreement, payments of principal at maturity, and, so long as all conditions to borrowing under the Revolving Credit Facility are satisfied at such time, payments of principal incurred under the Credit Agreement;

(b)           the Company may make prepayments of Debt owing under the Credit Agreement to the extent required by the Intercreditor Agreement during a Declared Sharing Period (as defined in the Intercreditor Agreement); and

(c)           the Company may repurchase capital stock of the Company or pay or commit itself to pay, in cash to shareholders of the Company, during any fiscal year of the Company, Capital Distributions.

2.8   Amendment to Section 10.17  Section 10.17 of the Note Agreement is hereby amended by replacing such Section in its entirety with the following:

10.17           Guaranty Under Material Debt Agreement.  Neither the Company nor any Subsidiary shall be or become a primary obligor or Guarantor of the Debt incurred pursuant to any Material Debt Agreement unless the Company or such Subsidiary shall also be a Guarantor under this Agreement prior to or concurrently therewith, except to the extent any Foreign Subsidiary is a primary borrower of Debt incurred under the Credit Agreement.

2.9 Amendment to Section 10.23  Section 10.23 of the Note Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 10.23       Deposit Accounts. The Company shall not suffer or permit (a) any Deposit Account, other than an Excluded Account, of Company or a Guarantor not subject to a Control Agreement to have a balance, at any time, in excess of Ten Thousand Dollars ($10,000), and (b) all such Deposit Accounts, other than Excluded Accounts, not subject to a Control Agreement to have an aggregate balance, at any time, in excess of Seventy-Five Thousand Dollars ($75,000).

2.10 Removal of Section 10.25  Section 10.25 of the Note Agreement is hereby deleted and removed from the Agreement.

2.11 Amendments to Schedule B.  Schedule B of the Note Agreement is amended by (i) replacing the words “Statement of Financial Accounting Standards No. 159” in their entirety with the words “Accounting Standards Codification 825-10” and (ii) replacing the definitions of “Bank Credit Party”, “Credit Agreement”, “Intercreditor Agreement”, “Omnibus Reaffirmation Agreement” and “Permitted Foreign Subsidiary Loans and Investments” in their entirety with the following:

“Bank Credit Party” shall mean the Obligors and all other Subsidiaries or Affiliates of the Company that are borrowers under the Credit Documents.

“Credit Agreement” shall mean that certain Third Amended and Restated Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Obligors, certain of their other subsidiaries, the lenders from time to time parties thereto and KeyBank National Association, as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means that certain Third Amended and Restated Intercreditor Agreement, dated as of the Third Amendment Effective Date, among KeyBank National Association, as Administrative Agent for the lenders party to the Credit Agreement, the Collateral Agent, and the Noteholders, as the same may from time to time be amended, restated or otherwise modified.

“Omnibus Amendment and Reaffirmation Agreement” shall mean (i) that certain Omnibus Amendment and Reaffirmation Agreement, dated as of the date hereof, executed and delivered by each Obligor and Triumph in connection with the Financing Agreements executed prior to the date hereof, in form and substance satisfactory to each holder of the Notes and (ii) that certain Omnibus Amendment and Reaffirmation Agreement, dated as of the Third Amendment Effective Date, executed and delivered by each Obligor and Triumph in connection with the Financing Agreements executed prior to the date thereof, in form and substance satisfactory to each holder of the Notes.

“Permitted Foreign Subsidiary Loans and Investments” shall mean:

(a)           the investments by the Company or any of its Subsidiaries in a Foreign Subsidiary existing as of the Third Amendment Effective Date and set forth on Schedule 10.11 hereto;

(b)           the loans by the Company or any of its Subsidiaries to a Foreign Subsidiary in such amounts existing as of the Third Amendment Effective Date and set forth on Schedule 10.11 hereto;

(c)           any investment by a Foreign Subsidiary in, or loan from a Foreign Subsidiary to, or guaranty from a Foreign Subsidiary of Debt of, a Bank Credit Party;

(d)           investments by a Bank Credit Party in, or loan from a Bank Credit Party to, or guaranty from a Bank Credit Party of Indebtedness of, any Foreign Subsidiary organized under the laws of the People’s Republic of China or the Slovak Republic in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) during any fiscal year or Thirty Million Dollars ($30,000,000) in the aggregate during the period from the Third Amendment Effective Date to the termination of this Agreement;

(e)           to the extent not otherwise permitted under Section 10.11 investments by the Company or any of its Subsidiaries in, or loans by the Company or any of its Subsidiaries to, or guarantees of the Debt of, one or more Foreign Subsidiaries that are Bank Credit Parties (other than NN Slovakia, s.r.o., a limited liability company (spolocnost s rucenim obmedzenym) organized under the laws of Slovakia), in an aggregate amount for all such Foreign Subsidiaries not to exceed Ten Million Dollars ($10,000,000) at any time outstanding; and

(f)           any investment by a Foreign Subsidiary that is not a Bank Credit Party in, or loan by a Foreign Subsidiary that is not a Bank Credit Party to, the Company or any of its Subsidiaries.

2.12         Amendment to Schedule B.  Schedule B of the Note Agreement is further amended by adding the following definitions of “Excluded Accounts” and “Third Amendment Effective Date” in proper alphabetical order:

“Excluded Accounts” means, with respect to any Obligor, (a) deposit and/or securities accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the IRS or state or local government agencies within the following two months with respect to employees of any of the Obligors, (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Obligors, (b) all segregated deposit and/or securities accounts established as and constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts, (c) accounts maintained outside of the United States which are used solely to fund value-added tax or “VAT” payments owed to taxing authorities and (d) zero balance disbursement accounts.

“Third Amendment Effective Date” shall mean October 26, 2012.

2.13	Amendment to Schedule 5.4. Schedule 5.4 to the Note Agreement is hereby replaced in its entirety with Schedule 5.4 to this Amendment.

2.14	Amendment to Schedule 10.9. Schedule 10.9 to the Note Agreement is hereby replaced in its entirety with Schedule 10.9 to this Amendment.

2.15	Amendment to Schedule 10.10. Schedule 10.10 to the Note Agreement is hereby replaced in its entirety with Schedule 10.10 to this Amendment.

2.16	Amendment to Schedule 10.11. Schedule 10.11 to the Note Agreement is hereby replaced in its entirety with Schedule 10.11 to this Amendment.

2.17	Amendment to Exhibit 1.1. Exhibit 1.1 of the Note Agreement is amended and restated in its entirety in the form of Exhibit 1.1 hereto.

2.18	Amendment to Series A Notes. Each Series A Note is hereby amended effective as of November 1, 2012 by replacing each reference to “5.39%” in each Series A Note with “4.89%”.

SECTION 3.	REPRESENTATIONS AND WARRANTIES.

Each Obligor hereby represents and warrants to the Noteholders as follows:

3.1 This Amendment. This Amendment has been duly and validly executed by an authorized officer of such Obligor and constitutes the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms.  The Note Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms.

3.2 Power and Authority.  The execution, delivery and performance by such Obligor of this Amendment (i) are within such Obligor’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Obligor’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Obligor or any of its Subsidiaries is a party or by which such Obligor or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Obligor or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person.

3.3 No Default or Event of Default.  No Default or Event of Default now exists under the Note Agreement and, upon the effectiveness of this Amendment, no Default or Event of Default will be existing and no Default or Event of Default will occur as a result of the effectiveness of this Amendment.

3.4            Restatement of Representations and Warranties.  Upon the effectiveness of this Amendment, the representations and warranties of such Obligor contained in the Note Agreement, as amended by this Amendment, and the other Financing Documents will be true and correct in all material respects on and as of the date of this Amendment, except for representations and warranties that were given as of a specific earlier date (which remain true and correct as of such earlier date) or representations and warranties which became inaccurate solely as a result of changes permitted under the Note Agreement.

3.5 No Material Adverse Change. No material adverse change has occurred in the financial condition, operations or prospects of the Company or the Obligors since December 31, 2009.

SECTION 4.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the time on which each of the following conditions precedent shall have been fulfilled:

4.1 This Amendment.  The Noteholders shall have received from each Obligor and each other Noteholder an original counterpart of this Amendment, in each case, executed and delivered by a duly authorized officer of such Obligor or such Noteholder, as the case may be.

4.2 Closing Documents. This Amendment and each of the Financing Agreements described below shall have been duly executed by all parties thereto and delivered to the holders of the Notes, all of which shall be satisfactory in form and substance to the Noteholders and the Collateral, the Subsidiary Guarantees, the Notes and the other Financing Agreements shall be pari passu with the Obligors’ obligations under the Credit Documents after giving effect to (and except to the extent set forth in) the Intercreditor Agreement.

(a)	U.C.C. Financing Statements. Copies of U.C.C. Financing Statements or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the holders of the Notes, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Agreements.

(b)
Confirmation of Grant of Security Interest in Intellectual Property.  A Confirmation of Grant of Security Interest in Intellectual Property executed by the Company and each Domestic Subsidiary that owns federally registered intellectual property, in form and substance satisfactory to the holders of the Notes.

(c)	Security Agreement. NN Trading Company shall have executed and delivered to Collateral Agent a Security Agreement, in form and substance satisfactory to the Noteholders.

(d)	Joinder. NN Trading Company shall have executed and delivered to the holders of the Notes, a joinder to the Note Purchase Agreement, in form and substance satisfactory to the Noteholders.

(e)	Omnibus Amendment and Reaffirmation Agreement. Each Obligor and Triumph shall have delivered an Omnibus Amendment and Reaffirmation Agreement, in form and substance satisfactory to the Noteholders.

(f)	Lien Searches. With respect to the property owned or leased by any Obligor, Triumph and any other property securing the obligations under the Notes, the Company shall have caused to be delivered to Collateral Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to each Noteholder, (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to each Noteholder and (iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted under Section 10.10 of the Note Agreement.

(g)	Domestic Real Estate Matters. With respect to each parcel of the Real Property owned by an Obligor:

(1)	a title insurance policy (or comparable foreign document) reasonably acceptable to the Noteholders issued to Collateral Agent by a title company acceptable to the Noteholders, or endorsements to existing such policies, in respect of the Mortgages, as amended in form and substance satisfactory to the Noteholders,

(2)	evidence, to the Noteholders’ satisfaction in their sole discretion, that no portion of such Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency (or, with respect to any such Real Property located in a Special Flood Hazard Area, evidence of flood insurance reasonably satisfactory to the Noteholders);

(3)	two fully executed amendments to each of the Mortgages, in form and substance satisfactory to the holders of the Notes, which Mortgage amendments shall have been filed for record in the appropriate public records; and

(4)	local real estate counsel legal opinions, to be in form and substance satisfactory to the Noteholders.

(h)	Intercreditor Agreement. The Companies shall have delivered the Intercreditor Agreement, fully executed by each party thereto, in form and substance satisfactory to the Noteholders.

(i)	Officer’s Certificate, Resolutions, Organizational Documents. Each Obligor and Triumph shall have delivered an officer’s certificate certifying the names of the officers of such Obligor or Triumph, as the case may be, authorized to sign the Financing Agreements being executed on the date hereof, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors of such Obligor or Triumph evidencing approval of the execution and delivery of such Financing Agreements and the execution of other Collateral Agreements to which such Obligor or Triumph, as the case may be, is a party, and (ii) the articles of incorporation, operating agreement or equivalent formation documents, and bylaws or equivalent governing documents (each as amended or otherwise modified) of such Obligor or Triumph, as the case may be.

(j)	Good Standing and Full Force and Effect Certificates. A good standing certificate or full force and effect certificate (or comparable foreign documentation, if any), as the case may be, for each Obligor and Triumph, issued within thirty (30) days prior to the date hereof by the Secretary of State (or comparable foreign entity) in the jurisdictions where such Obligor or Triumph, as the case may be, is incorporated or formed or qualified as a foreign entity.

(k)	Insurance Certificate. Evidence of insurance on ACORD 25 and ACORD 28 forms, and otherwise satisfactory to the holders of the Notes, of adequate real property, personal property and liability insurance of each Obligor, with Collateral Agent listed as mortgagee, lender’s loss payee and additional insured, as appropriate.

4.3 Replacement Notes.  The Company shall have issued, executed and delivered replacement Series A Notes in the form of Exhibit 1.1 to the Note Agreement.

4.4 Opinions of Counsel.  The Noteholders shall have received opinions in form and substance satisfactory to the Noteholders, dated the date of this Agreement from Husch Blackwell LLP, counsel for the U.S. Obligors and Triumph, covering such matters as the Noteholders may reasonably request.

4.5 Credit Documents.  The Company, KeyBank National Association, as Administrative Agent, and each of the lenders under the Credit Agreement shall have executed and delivered the Credit Agreement, which shall include an approval to the amendment of the Note Agreement in the form hereof, the replacement of the Notes and the other transactions contemplated hereby, and such related matters as Noteholders shall require.  The Company shall have delivered to the holders of the Notes certified copies of the Credit Documents, as amended and restated on the date hereof, and any other long-term debt instrument to which the Company or any of its Subsidiaries is a party, together with evidence that all conditions precedent to the Credit Documents have been satisfied, and such Credit Documents are effective.

4.6 Other Fees and Expenses.  The Obligors shall have paid all other reasonable outstanding costs, expenses and fees of the Noteholders and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment, in each case, to the extent invoiced.

4.7 Other Documents.  Each Noteholder shall have received such other documents, instruments or other materials as it shall have reasonably requested.

SECTION 5.	REAFFIRMATIONS AND ACKNOWLEDGMENTS.

5.1 Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Company of this Amendment and ratifies and confirms the terms of its Guaranty of the Obligations of the Company arising under Section 23 of the Note Agreement in contemplation of, and after giving effect to, this Amendment.  Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, Section 23 of the Note Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under Section 23 of the Note Agreement.

5.2 Acknowledgment of Perfection of Security Interest. Each Obligor hereby acknowledges that, as of the date hereof and after giving effect to this Amendment, the security interests and liens granted to the Collateral Agent and the Noteholders under the Note Agreement, the Pledge Agreements and the other Financing Agreements are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreement and the other Financing Agreements.

5.3 Replacement Notes.  The holders of the existing Series A Notes dated October 26, 2011 agree to return such Series A Notes to the Company for cancellation contemporaneously with the execution of this Agreement or promptly thereafter.

SECTION 6.	MISCELLANEOUS

6.1 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.2 Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.

6.3 No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

6.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

6.5                 Headings. Section headings used in this Amendment are for the convenience of reference only and are not a part of this Amendment for any other purpose.

6.6                 Negotiations. Each Obligor acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Noteholders and reviewed by counsel for such Obligor.

6.7 Expenses. The Obligors shall be responsible for all reasonable costs, expenses and fees of the Noteholders and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment.

6.8 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate as, or be deemed or construed to be, a waiver: (i) of any right, power or remedy of the Noteholders under the Note Agreement (as amended by this Amendment) or any other Financing Agreement, or (ii) any term, provision, representation, warranty or covenant contained in the Note Agreement (as amended by this Amendment) or any other Financing Agreement.  None of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Note Agreement (as amended by this Amendment).

6.9                 Reaffirmation.  Each Obligor hereby, after giving effect to this Amendment, (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Note Agreement (as amended by this Amendment) and each other Financing Agreement to which it is a party

 (including, without limitation, any Guaranty of Payment) and (ii) ratifies and reaffirms its grant of security interests and Liens under such documents and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations.

6.10 Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

6.11 Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

6.12 Financing Agreement.  This Amendment is a Financing Agreement.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers or agents thereunto duly authorized as of the date first written above.

BORROWER:

NN, Inc.

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President – Corporate Development and Chief Financial Officer

GUARANTORS:

Industrial Molding Corporation, as successor by merger to Industrial Molding Group, L.P.

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Treasurer

The Delta Rubber Company

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Treasurer

Whirlaway Corporation

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Treasurer

Triumph LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Treasurer

[Signature Page to Amendment No. 3 to Third Amended and Restated Note Purchase Agreement]

NN TRADING COMPANY

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: President

[Signature Page to Amendment No. 3 to Third Amended and Restated Note Purchase Agreement]

NOTEHOLDERS:

The Prudential Insurance Company of America

By:	/s/ Billy Greer
Name:
Title:

Prudential Retirement Insurance and Annuity Company

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ Billy Greer
Name:
Title:

American Bankers Life Assurance Company of Florida, Inc.

By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Billy Greer
Name:
Title:

[Signature Page to Amendment No. 3 to Third Amended and Restated Note Purchase Agreement]

Farmers New World Life Insurance Company

By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Billy Greer
Name:
Title:

Union Security Insurance Company

By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Billy Greer
Name:
Title:

[Signature Page to Amendment No. 3 to Third Amended and Restated Note Purchase Agreement]

Exhibit 1.1

[Form of Series A Note]

NN, Inc.

4.89% Senior Note, Series A due April 26, 2014

No. [_________]	[Date]
$[____________]	PPN [__]

For Value Received, the undersigned, NN, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on April 26, 2014, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.39% per annum from the date hereof to, but excluding November 1, 2012, if no Event of Default (as defined in the Note Purchase Agreement referred to below) has occurred and is continuing, payable semiannually, on the twenty-sixth (26th) day of each April and October in each year, commencing with the April 26 or October 26 next succeeding the date hereof, (b) on the unpaid balance thereof at the rate of 4.89% per annum from and including November 1, 2012 if no Event of Default (as defined in the Note Purchase Agreement referred to below) has occurred and is continuing, payable semiannually, on the twenty-sixth (26th) day of each April and October in each year, commencing with the April 26 or October 26 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (c) on the unpaid balance hereof at the Default Rate (as defined in the Note Purchase Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest and any Yield-Maintenance Amount (as defined in the Note Purchase Agreement referred to below), payable at the Default Rate semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Yield Maintenance Amount with respect to this Series A Note (as defined below) are to be made in lawful money of the United States of America at JPMorgan Chase Bank, National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Series A Note as provided in the Note Purchase Agreements referred to below.

This Series A Note (herein called the “Series A Note”) is one of a series of senior notes issued pursuant to that certain Third Amended and Restated Note Purchase and Shelf Agreement, dated as of December 21, 2010, among between the Company and the respective Purchasers named therein, (as from time to time amended, the “Note Purchase Agreement”) and is entitled to the benefits thereof.  Each holder of this Series A Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Series A Note is a registered Series A Note and, as provided in the Note Purchase Agreement, upon surrender of this Series A Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series A Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series A Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Series A Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Series A Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield Maintenance Amount) and with the effect provided in the Note Purchase Agreement.

This Series A Note is guaranteed pursuant to the Subsidiary Guarantees and is secured by the Security Agreements, and reference is hereby made to such Financing Agreements.

This Series A Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

NN, Inc.

By
Name:
Title:

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

Subsidiary	Percentage Ownership of Stock or Other Equity Interests By NN, Inc. and the Subsidiaries	Jurisdiction of Incorporation

Industrial Molding Corporation	NN, Inc. owns 100% of the 10,000 issued and outstanding shares.	Tennessee

The Delta Rubber Company	NN, Inc. has a 100% ownership interest in the outstanding shares.	Connecticut

Whirlaway Corporation	NN, Inc. owns 100% of the 1,000 issued and outstanding shares.	Ohio

Triumph LLC	Whirlaway Corporation has a 100% ownership interest, representing a 100% distribution interest.	Arizona

NN Trading Company	NN, Inc. owns 100% of the 100 issued and outstanding shares.	Tennessee

NN International B.V.	NN, Inc. has a 100% ownership interest, representing a 100% distribution interest.	Netherlands

NN Europe S.p.A. (f/k/a Euroball S.p.A.)	NN International B.V. owns 100% of the 688,000 issued and outstanding shares.	Italy

NN Slovakia	NN Europe S.p.A. has a 100% ownership interest, representing a 100% distribution interest.	Slovakia

NN Euroball Ireland Limited	NN Europe S.p.A. owns 100% of the 8,877,299 issued and outstanding shares.	Ireland

NN Netherlands B.V.	NN Europe S.p.A. has a 100% ownership interest, representing a 100% distribution interest.	Netherlands

Kugelfertigung Eltmann GmbH	NN Netherlands B.V. has a 100% ownership interest, representing a 100% distribution interest.	Germany

NN Holdings B.V.	NN International B.V. has a 100% ownership interest, representing a 100% distribution interest.	Netherlands

NN Precision Bearing Products Co. LTD	NN Holdings B.V. has a 100% ownership interest, representing a 100% distribution interest.	China

Affiliates of NN, Inc. and Its Subsidiaries
None.

NN, Inc.’s Directors and Senior Management

Directors

Roderick R. Baty, Michael E. Werner, David L. Pugh, G. Ronald Morris, Steven T. Warshaw, Robert E. Brunner and Richard G. Fanelli

Executive Officers of the Company

Roderick R. Baty	President – Chairman of the Board and Chief Executive Officer

Frank T. Gentry, III	Senior Vice President – Managing Director, Metal Bearing Components

James H. Dorton	Senior Vice President - Corporate Development and Chief Financial Officer, General Manager Plastic and Rubber Components

Thomas C. Burwell	Vice President – Chief Accounting Officer and Corporate Controller

William C. Kelly, Jr.	Vice President - Chief Administrative Officer, Secretary, and Treasurer

Jeffrey H. Hodge	Vice President – General Manager, U.S. Ball and Roller and NN Asia Divisiosn

James R. Widders	Vice President – General Manager, Precision Metal Components Division

Liens on Stock or Other Equity Interests of Subsidiaries

Name of Issuing Corporation	Number of Shares / Percentage of Membership Interest	Certificate Number	Pledgor
Industrial Molding Corporation	10,000	1	NN, Inc.
Whirlaway Corporation	966	51	NN, Inc.
The Delta Rubber Company	46,993	2	NN, Inc.
NN Trading Company	100	1	NN, Inc.
Triumph LLC	100%	N/A	Whirlaway Corporation
NN International B.V.	117 (65% of outstanding Stock)	1-117	NN, Inc.

Agreements Restricting Subsidiary Distributions

1.    Section 5.15 of Credit Agreement limits Restricted Payments, which may include some dividends from Subsidiaries to the extent not made to NN, Inc. or another Subsidiary.

2.    NN Euroball Ireland Limited’s ability to pay dividends is limited by that certain Agreement, dated as of October 10, 1997, with the Industrial Development Agency (Ireland).

SCHEDULE 10.9

EXISTING DEBT

1.	Indebtedness outstanding under the Credit Agreement. Outstanding principal amount as of June 30, 2012 was approximately $50,136,000.

2.	NN, Inc. Elective Deferred Compensation Plan, dated February 26, 1999, amended as of November 20, 2010.

3.	Building Capital Leases dated June 1, 2004 and October 1, 2011, pertaining to the lease of land and building (approximately 185,000 square feet) in the Kunshan Economic and Technology Development Zone, Jiangsu, The People’s Republic of China. The present value of minimum lease payment is $4,072,000.

SCHEDULE 10.10

EXISTING LIENS

NN, Inc. and Domestic Subsidiaries

ENTITY	JURISDICTION	TYPE OF SEARCH	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Whirlaway Corporation	Ohio Secretary of State	UCC	AP0207177 Filed 1/11/00 Amendment filed 8/13/04 Continuations filed 8/13/04 and 11/18/09	General Electric Capital Corporation	Specific equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00057883673 Filed 12/16/02 Continuation filed 8/27/07	General Electric Capital Corporation	Specific equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00083762841 Filed 11/22/04 Continuation filed 10/01/09	The Huntington National Bank	Specific equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00094391403 Filed 10/17/05 Assignment filed 2/10/06 Continuation filed 9/7/10	Maxus Leasing Group, Inc. General Electric Capital Corporation	Specific equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00096263515 Filed 12/5/05 Continuation filed 11/22/10	Bank of the West	Specific equipment

Whirlaway Corporation	Ohio Secretary of State	UCC	OH00102849596 Filed 6/2/06 Continuation filed 5/25/11	The Huntington National Bank	Specific equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00103017352 Filed 6/7/06 Continuation filed 5/6/11	NMHG Financial Services, Inc.	Equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00127239481 Filed 6/4/08	MT Business Technologies, Inc.	Equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00137982115 Filed 10/23/09	Mitsubishi Heavy Industries America, Inc.	Specific equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00139685248 Filed 1/14/10 Assignment filed 1/22/10	MTC Equipment Finance Ltd. Bank of the West, Trinity Division	Leased equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00139965818 Filed 1/28/10	General Electric Capital Corporation	Leased equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00139965929 Filed 1/28/10	General Electric Capital Corporation	Leased equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00148993595 Filed 3/28/11	The Motch & Eichele Company, LLC	Specific equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00149956932 Filed 5/4/11	The Motch & Eichele Company, LLC	Specific equipment
Whirlaway Corporation	Ohio Secretary of State	UCC	OH00160129984 Filed 7/26/12	MT Business Technologies, Inc.	Leased Equipment

Industrial Molding Corporation	Tennessee Secretary of State	UCC	309-056426 filed 10/13/09	CommScope, Inc. of North Carolina	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2121507 2 filed 5/15/02 Consignment filing Continuations filed 5/14/07 and 5/15/2012	Applied Industrial Technologies-Dixie, Inc.	Equipment
NN, Inc.	Delaware Secretary of State	UCC	4333200 6 filed 11/29/04 Consignment filing Continuation filed 11/25/09	Applied Industrial Technologies-Dixie, Inc.	Equipment
NN, Inc.	Delaware Secretary of State	UCC	2008 1194933 filed 4/4/08	Crown Credit Company	Specific equipment (crown lift truck)
NN, Inc.	Delaware Secretary of State	UCC	2008 2988945 filed 9/4/08	Citicorp Leasing, Inc.	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2008 3296165 filed 9/29/08	Citicorp Leasing, Inc.	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2008 3317656 filed 10/01/08	Citicorp Leasing, Inc.	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2009 0699436 filed 3/5/09	Crown Credit Company	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2009 0762200 filed 3/11/09	Wells Fargo Bank, N.A.	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2009 1416012 filed 5/5/09	Daido Steel (America), Inc.	Steel products, wire rod
NN, Inc.	Delaware Secretary of State	UCC	2009 1490595 filed 5/12/09	Daido Steel (America), Inc.	Steel products, wire rod
NN, Inc.	Delaware Secretary of State	UCC	2009 1682597 filed 5/28/09	Leaf Funding, Inc.	Specific leased equipment
NN, Inc.	Delaware Secretary of State	UCC	2011 1214934 Filed 4/1/11	Wells Fargo Bank, N.A.	Specific equipment

NN, Inc.	Delaware Secretary of State	UCC	2011 1469215 Filed 4/19/11	Wells Fargo Bank, N.A.	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2011 2304841 Filed 6/16/11	Wells Fargo Bank, N.A.	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2011 4296227 Filed 11/8/11	Wells Fargo Bank, N.A.	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2011 4741156 Filed 12/12/11	Wells Fargo Bank, N.A.	Specific equipment
NN, Inc.	Delaware Secretary of State	UCC	2012 2887646 Filed 7/26/12	Wells Fargo Bank, N.A.	Specific equipment
NN, Inc.	Tennessee Secretary of State	UCC	204-039486 filed 9/3/04 Amendment filed 3/12/09 Continuation filed 3/13/09	Greater Bay Bank N.A. Wells Fargo Bank, N.A.	Specific equipment
NN, Inc.	Tennessee Secretary of State	UCC	108-028666 filed 8/28/08	The Bailey Company, Inc.	Specific equipment
NN, Inc.	Tennessee Secretary of State	UCC	108-08667 filed 8/28/08	The Bailey Company, Inc.	Specific equipment
NN, Inc.	Tennessee Secretary of State	UCC	108-035284 filed 12/31/08	The Bailey Company, Inc.	Specific equipment
The Delta Rubber Company	Connecticut Secretary of State	UCC	0002733293 filed 1/22/10	Toyota Motor Credit Corporation	Specific equipment
The Delta Rubber Company	Connecticut Secretary of State	UCC	0002737477 filed 2/22/10	Toyota Motor Credit Corporation	Specific equipment
The Delta Rubber Company	Connecticut Secretary of State	UCC	0002844809 filed 11/10/11	Toyota Motor Credit Corporation	Specific equipment
Triumph LLC	Arizona Secretary of State	UCC	20081543864-3 Filed 6/16/08	NMHG Financial Services, Inc.	Leased equipment
Triumph LLC	Arizona Secretary of State	UCC	20101605061-9 Filed 1/27/10	Stanadyne Corporation	Specific equipment

Foreign Subsidiaries

None.

SCHEDULE 10.11

FOREIGN SUBSIDIARY LOANS AND INVESTMENTS

1. NN, Inc. has a 100% interest in NN International B.V., a Dutch company.

2. NN International B.V. in turn owns the following interests:

(a) 100% of NN Europe SpA., an Italian company; and

(b) 100% of NN Holdings B.V., a Dutch company.

3. NN Europe SpA in turn owns the following interest:

(a) 100% of NN Slovakia, s.r.o., a Slovakian company;

(b) 100% of NN Netherlands B.V., a Dutch company; and

(c) 100% NN Euroball Ireland LTD, an Irish company.

4. NN Holdings B.V. owns 100% of NN Precision Bearing Products Co. LTD, a Chinese company.

5. NN Netherlands B.V. owns 100% of Kugelfertigung Eltmann GmbH, a German company.

6. Loans from NN Europe SpA to NN International B.V. in the approximate amount of €4,350,000.*

7. Loans from NN Euroball Ireland LTD to NN International B.V. in the approximate amount of €3,907,726.*

8. Loans from NN International B.V. to NN Netherlands B.V. in the approximate amount of €8,900,000.*

9. Loans from NN International B.V. to NN Holding B.V. in the approximate amount of €2,150,000.*

10. Loans from NN Europe SpA to NN, Inc. in the approximate amount of $2,697,454.*

11. Loans from NN Netherlands B.V to NN, Inc. in the approximate amount of $11,607,408.*

12. Loans from NN Euroball Ireland LTD to NN, Inc. in the approximate amount of $3,552,225.*

*Principal amount outstanding as of September 30, 2012.  Bears interest at a variable, market rate.